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                                                                  Exhibit 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust of our report dated June 7, 1999, with respect to the financial statement and schedules of LESCO, Inc. Stock Investment and Salary Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                       /s/ ERNST & YOUNG LLP
                                                       -----------------------
                                                           ERNST & YOUNG LLP

Cleveland, Ohio
June 24, 1999